UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 6, 2009
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-08733	85-0212139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 West Wetmore Road, Suite 203
Tucson, Arizona	85705
(Address of principal executive offices)	(Zip Code)

520-292-0266
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
8.01	Other Events
9.01	Financial Statements and Exhibits

2.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events

On August 6, 2009, Nord Resources Corporation issued a news release in which it reported that it is achieving steadily improving copper production at its Johnson Camp Mine.

The increasing production is the result of the recent measures implemented by the Company, as previously described in the progress report issued by the Company on June 22, 2009. Modifications to the material handling system, specifically to the conveyor chutes and skirting, hoppers and liners has enabled the mine to realize higher throughput rates on a continuous basis.

As a result of these modifications, the mine has been able to increase the stacking rate of ore on the mine’s leach pads and over the past several weeks have reached approximately 80 percent of the design throughput rate. The increase in stacked tons of ore has improved the plant feed grade to the SX plant and consequently a steady increase in the pounds of copper produced. During the last week of July, copper production averaged a monthly rate of approximately 1.3 million pounds, nearly double the monthly average of 0.7 million pounds per month that was experienced in the second quarter of 2009.

Plans are proceeding to make the further modifications needed to achieve and sustain the nominal stacking rate of 18,000 tons per day that is required to meet the design target production rate of 25 million pounds of copper per year. Based on planned additional modifications to the material handling system and a continued focus on operating efficiencies, the Company believes it is on track to reach that target in 2009.

The Company expects cash flow to improve as a result of strengthening copper prices and the improvement in the copper production rate. However, as previously mentioned in the Company’s progress update of June 22, 2009, the Company is continuing to explore a possible financing

Notice Pursuant to Rule 135c Under the Securities Act of 1933

This shall not constitute an offer to sell, nor the solicitation for any offers to buy any securities of Nord Resources Corporation. The securities have not been and will not be registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description
99.1	News release of Nord Resources Corporation dated August 6, 2009.

3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

By:
DATE: August 6, 2009		/s/ Wayne M. Morrison
Wayne M. Morrison
Chief Financial Officer

4.